Exhibit 4.16

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 31, 2026, among the entities listed on Schedule A hereto (the “New Guarantors”), AMERICAN AXLE & MANUFACTURING, INC., a Delaware corporation (the “Issuer”), DAUCH CORPORATION (f/k/a American Axle & Manufacturing Holdings, Inc.), a Delaware corporation (the “Company”), on behalf of itself and the other Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”), as trustee under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuer, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture dated as of October 3, 2025 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 7.750% Senior Notes due 2033 (the “Notes”);

WHEREAS, the Indenture permits the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, each Guarantee contained in this Supplemental Indenture shall constitute a “Note Guarantee”, and each of the New Guarantors shall constitute a “Guarantor”, for all purposes of the Indenture;

WHEREAS, pursuant to Section 9.1(iv) of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Issuer and the New Guarantors have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Agreement to Guaranty. Each New Guarantor hereby agrees, jointly and severally with each other Guarantor, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2.            Successors and Assigns. This Supplemental Indenture shall be binding upon each of the New Guarantors and their respective successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

3.            No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Notes at law, in equity, by statute or otherwise.

4.            Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by any of the New Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any of the New Guarantors in any case shall entitle any of the New Guarantors to any other or further notice or demand in the same, similar or other circumstances.

6.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Supplemental Indenture will constitute due and sufficient delivery of such counterpart. The Trustee shall not have any duty to confirm that the person sending an executed counterpart of this Supplemental Indenture and/or any other documents delivered from time to time under the Indenture (the “Supplemental Documents”) by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309) or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send an executed counterpart of this Supplemental Indenture and any Supplemental Document to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized executed counterpart of this Supplemental Indenture and such Supplemental Document, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic executed counterpart of this Supplemental Indenture and such Supplemental Document.

9.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10.          Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, the Company, the Existing Guarantors and the New Guarantors, and not of the Trustee. The rights, privileges, indemnities and protections afforded the Trustee under the Indenture shall apply to the execution hereof and the transactions contemplated hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMERICAN AXLE & MANUFACTURING, INC.

By:	/s/ Shannon J. Curry
	Name:	Shannon J. Curry
	Title:	Vice President & Treasurer

DAUCH CORPORATION, on behalf of itself and the Existing Guarantors

By:	/s/ Shannon J. Curry
	Name:	Shannon J. Curry
	Title:	Vice President & Treasurer

[Signature Page to First Unsecured Notes Supplemental Indenture]

GKN AMERICA CORP.
GKN DRIVELINE NORTH AMERICA INC.
GKN DRIVELINE BOWLING GREEN, INC.
GKN DRIVELINE NEWTON, LLC
GKN NORTH AMERICA INVESTMENTS, INC.

By:	/s/ Jader Hilzendeger
	Name:	Jader Hilzendeger
	Title:	President

GKN SINTER METALS, LLC
HOEGANAES CORPORATION
GKN POWDER METALLURGY HOLDINGS, INC.

By:	/s/ Elina Shipper
	Name:	Elina Shipper
	Title:	Secretary

[Signature Page to First Unsecured Notes Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shannon Matthews
	Name:	Shannon Matthews
	Title:	Authorized Signatory

[Signature Page to First Unsecured Notes Supplemental Indenture]

SCHEDULE A

NEW GUARANTORS

GKN America Corp.
GKN Sinter Metals, LLC
GKN Driveline North America, Inc.
Hoeganaes Corporation
GKN Driveline Bowling Green, Inc.
GKN Driveline Newton, LLC
GKN North America Investments, Inc.
GKN Powder Metallurgy Holdings, Inc.